                                  EXHIBIT 15


October 19, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We are aware that our reports dated April 28, 1999 and August 9, 1999 on our reviews of the interim financial information of Unit Corporation for the periods ended March 31, 1999 and 1998 and June 30, 1999 and 1998 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in Unit Corporation's Registration Statement on Form S-3 dated October 19, 1999.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP